UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

CarLotz, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Bainbridge Street, Suite 100

Richmond, Virginia 23224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 728-3833

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 21, 2021 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated October 21, 2020, by and among the registrant, Acamar Partners Sub, Inc., a wholly-owned subsidiary of the registrant (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (“CarLotz”), as amended by that certain Amendment No. 1, dated December 16, 2020. The Merger Agreement provided for the acquisition of CarLotz by the registrant pursuant to the merger of Merger Sub with and into CarLotz (the “Merger”), with CarLotz continuing as the surviving entity.

In connection with the closing of the Merger (the “Closing”), the registrant changed its name from Acamar Partners Acquisition Corp. to CarLotz, Inc. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company following the Merger, together with its subsidiaries, “Acamar Partners” refers to the registrant prior to the closing of the Merger and “CarLotz” refers to CarLotz, Inc., prior to the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

Stockholders Agreement

At the Closing, the Company, TRP Capital Partners, LP, a Delaware limited partnership (“TRP”), Acamar Partners Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), and Michael W. Bor (together with TRP and the Sponsor, the “Stockholder Parties”) entered into a stockholders agreement (the “Stockholders Agreement”) pursuant to which (A) (i) for so long as TRP holds at least 10% of the issued and outstanding shares of the Company, TRP will have the right to nominate two directors for election to the board of directors (the “Board”) of the Company, (ii) for so long as the Sponsor, or, in case the Sponsor is dissolved, the individuals identified in Exhibit A to the Stockholders Agreement collectively, holds at least 3% of the issued and outstanding shares of the Company, the Sponsor will have the right to nominate two directors to the Board (at least one of whom will be an independent director), (iii) for so long as Michael W. Bor is the chief executive officer of the Company or he, together with the trusts identified on Exhibit B to the Stockholders Agreement, holds at least 10% of the issued and outstanding shares of the Company, he will be nominated for election to the Board and (iv) the remaining directors, all of which must be independent directors, will be nominated by the Nominating and Corporate Governance Committee, (B) the size of the Board will initially be set at nine members, and thereafter may be changed from time to time by resolution of the Board in accordance with the Company’s certificate of incorporation, and (C) the Company’s certificate of incorporation shall provide that the Company shall have a classified Board, with three classes of directors. While the size of the Board is nine members, three directors shall be in Class I, three directors in Class II and three directors in Class III. One class of directors will be elected each year. The term of office of the Class I directors will expire at the Company’s annual meeting of stockholders in 2021. The term of office of the Class II directors will expire at the Company’s annual meeting of stockholders in 2022. The term of office of the Class III directors will expire at the Company’s annual meeting of stockholders in 2023.

Registration Rights and Lock-Up Agreement

At the Closing, the Company entered into a registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”) with the Sponsor and certain CarLotz stockholders (the “New Holders” and, collectively with the Sponsor, the “Holders”) requiring the Company to, among other things, file a registration statement to register the resale of certain shares of the Company’s common stock held by the Holders within 45 days after the Closing and to use reasonable best efforts to cause such registration statement to be declared effective as soon as possible after such initial filing , but no later than the earlier of (i) the 90th day (or the 120th day if the Securities and Exchange Commission (the “SEC”) notifies that it will “review” such registration statement) following the Closing Date and (ii) the 10th business day after the date the SEC notified that such registration statement will not be “reviewed” or will not be subject to further review. In addition, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, TRP, Michael W. Bor and the Sponsor (the “Demanding Holders”) each have two demand rights under which they may demand, at any time and from time to time, that the Company file a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) to register the securities of the Company held by such Demanding Holder, and each may specify that such demand registration take the form of an underwritten offering pursuant to such registration statement. Once the resale registration statement has been filed and declared effective, the Demanding Holders have unlimited rights to request the Company register an underwritten offering pursuant to such registration statement. Holders will also have “piggy-back” registration rights, subject to certain requirements and customary conditions. The Registration Rights and Lock-Up Agreement provides that the Company will pay certain expenses relating to such registrations and indemnify the Holders against (or make contributions in respect of) certain liabilities that may arise under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Rights and Lock-Up Agreement further provides for the securities of the Company held by certain of the New Holders to, subject to certain exceptions, be locked-up until the earliest of: (i) 180 days from the Closing Date; (ii) the last consecutive trading day where the last reported sale price of the New CarLotz common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing Date; or (iii) such date on which the Company completes a liquidation merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the rights to exchange their shares of the Company’s common stock for cash, securities or other property.

Indemnification Agreements

At the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

The foregoing descriptions of the Stockholders Agreement, the Registration Rights and Lock-Up Agreement and the Indemnification Agreements are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Stockholders Agreement, the Registration Rights and Lock-Up Agreement and the form of the Indemnification Agreements are attached as Exhibits 10.3, 10.1 and 10.15 hereto, respectively, and each is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note” is incorporated in this Item 2.01 by reference. The material provisions of the Merger Agreement are described in the definitive proxy statement/prospectus/consent solicitation statement on Form 424B3, filed with the SEC on December 30, 2020 (the “Prospectus”), in the section entitled “The Merger Agreement” beginning on page 112, which is incorporated by reference herein.

The Merger was approved by Acamar Partners’ stockholders at the Special Meeting of Acamar Partners Stockholders held on January 20, 2021 (the “Special Meeting”). At the Special Meeting, 24,746,212 shares of Acamar Partners common stock were voted in favor of the proposal to approve the Merger, 1,200 shares of Acamar Partners common stock voted against that proposal and 5,177 shares of Acamar Partners stock abstained from voting on that proposal.

2,493 shares of Acamar Partners Class A common stock were redeemed in connection with the Closing.

The aggregate consideration paid in the Merger consisted of (i) $33.0 million in cash paid to CarLotz equityholders; (ii) $37.0 million in cash paid to the holder of CarLotz’ preferred stock as liquidation preference amount and (iii) $680.0 million paid to CarLotz equityholders in newly issued shares of the Company’s common stock at a price of $10.00 per share (the “Stock Merger Consideration”). In addition, certain options held by CarLotz’ employees, officers and directors were exchanged for 5,532,881 new options over the Company’s common stock, in a value neutral basis. The Company’s obligations’ under such new options are initially hedged by keeping 5,080,181 shares of the Stock Merger Consideration, equivalent to such new options’ intrinsic value, assuming a price per share of the Company’s common stock of $10.00 and calculated on a net share settled basis, as treasury stock. CarLotz’ stock and option holders may also receive up to 7.5 million additional shares of the Company’s common stock as contingent consideration if certain share price triggers are met.

The total number of shares of the Company’s common stock issued at Closing in connection with the merger was 68,001,365, which was comprised of 62,921,184 shares issued to CarLotz’ stockholders and 5.080,181 shares reserved as treasury stock. Immediately following the Merger, there were 113,615,343 shares of the Company’s common stock outstanding, warrants to purchase 16,260,084 shares of the Company’s common stock and 5,532,880 options to purchase shares of the Company’s common stock. As of the Closing Date, the former equityholders of CarLotz owned approximately 55.4% of the Company’s outstanding common stock (excluding shares purchased by such persons in the PIPE Investment (as defined below)), the Subscribers owned approximately 11.0% of the Company’s outstanding common stock (excluding shares other than the shares purchased by such persons in the PIPE Investment), the Sponsor and Acamar Partners’ former officers, directors and affiliates owned approximately 6.7% of the Company’s outstanding common stock (excluding shares subject to forfeiture and shares purchased by such persons in the PIPE Investment) and the former Acamar Partners stockholders (excluding the Sponsor) owned approximately 26.9% of the Company’s outstanding common stock.

PIPE Investment

In connection with the Merger, pursuant to subscription agreements dated October 21, 2020 (the “Subscription Agreements”) by and between Acamar Partners and certain strategic and accredited investors (the “Subscribers”), with respect to a private placement of common stock, the Company issued and sold to the Subscribers 12.5 million shares of common stock (the “PIPE Shares”) at a price per share of $10.00 (the “PIPE Investment”). The PIPE Investment was conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions. The proceeds from the PIPE Investment and the cash from the Acamar Partners trust account (after the payment of certain expenses incurred in connection with the Merger and related transactions and the payment of the cash consideration amounts) will be used for general corporate purposes, which may include repayment of indebtedness.

FORM 10 INFORMATION

Prior to the Closing, Acamar Partners was a shell company with no operations, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in CarLotz. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. The following information is provided about the business of the Company reflecting the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K, include forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of our management team. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements contained in this Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K include, but are not limited to, statements about our ability to:

•	realize the benefits expected from the Merger;

•	execute our geographic expansion strategy;

•	achieve the expected revenue growth and effectively manage growth;

•	achieve and maintain profitability in the future;

•	innovate and expand our technological leadership;

•	invest in additional reconditioning capacity;

•	further penetrate existing accounts and key vehicle channels;

•	add new corporate vehicle sourcing accounts;

•	increase our service offerings and price optimization;

•	effectively promote our brand and increase brand awareness;

•	expand our product offerings and introduce additional products and services;

•	enhance future operating and financial results;

•	acquire and protect intellectual property;

•	attract, train and retain key personnel, including sales and customer service personnel;

•	acquire and integrate other companies and technologies;

•	remediate material weakness in internal control over financial reporting;

•	comply with laws and regulations applicable to our business;

•	successfully defend litigations; and

•	successfully deploy the proceeds from the Merger.

Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these statements, which speak only as of the date of this Current Report on Form 8-K. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” in the Prospectus and elsewhere in the Prospectus, could affect our future results and could cause those results or other outcomes to differ material from those expressed or implied in the forward-looking statements included or incorporated by reference in this Current Report on Form 8-K:

•	risks related to disruption of management’s time from ongoing business operations due to the Merger;

•	risks of the automotive and used vehicle industries;

•	litigation, complaints, product liability claims or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	new entrants in the consignment-to-retail used vehicle business;

•	technological disruptions, privacy or data breaches, the loss of data or cyberattacks; and

•	the ability to compete successfully with new and existing market participants.

In addition, the origination and retention of new corporate vehicle sourcing partners and further penetration of existing accounts will depend on various factors, including, but not limited to, expanding geographically, building brand awareness, local permitting, licensing and regulatory compliance and our ability to manage anticipated expansion and to hire, train and retain personnel, the ability to introduce new products and services and general economic conditions.

These and other factors that could cause actual result to differ from those implied by the forward looking statements included or incorporated by reference in this Current Report on Form 8-K are more fully described under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K . The risks described under the heading “Risk Factors” in the Prospectus are not exhaustive. Other sections of this Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K describe additional factors that could adversely affect our business, financial condition and results of operations.

New risks emerge from time to time and it is not possible to predict all such risks, nor can we assess the impact of those risks on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs on the applicable subject. These statements are based upon information available to us as of the date of this Current Report on Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Market, ranking and industry data used throughout this Current Report on Form 8-K and the documents incorporated by reference in this Current Report on Form 8-K are based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, including reports by third party research analyses and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein or therein, our estimates involved risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “CarLotz’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Prospectus.

Business

The business of Acamar Partners prior to the Merger is described in the section of the Prospectus entitled “Information about Acamar Partners” beginning on page 192, which is incorporated by reference herein. The business of CarLotz prior to the Merger is described in the section of the Prospectus entitled “Information about CarLotz” beginning on page 152, which is incorporated by reference herein.

Risk Factors

The risk factors associated with the Company’s business are described in the section of the Prospectus entitled “Risk Factors” beginning on page 31, which is incorporated by reference herein.

Selected Historical Financial Information

Selected historical consolidated financial information for CarLotz for (1) the years ended December 31, 2019, 2018 and 2017 and (2) the nine months ended September 30, 2020 and 2019 are set forth in the section of the Prospectus entitled “Selected Historical Consolidated Financial Information of CarLotz” beginning on page 18, which is incorporated by reference herein.

Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 of CarLotz have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Prospectus beginning on page F-32, which is incorporated by reference herein.

The unaudited condensed consolidated financial statements should be read in conjunction with the historical audited financial statements of CarLotz as of December 31, 2019 and 2018 and for the years ended December 31, 2019 , 2018 and 2017 and the related notes included in the Prospectus beginning on page F-2, which are incorporated by reference herein.

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information of the Company as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation for CarLotz prior to the Merger is included in the Prospectus in the section entitled “CarLotz’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 164 is incorporated by reference herein.

Quarterly Results of Operations

The following table sets forth our unaudited quarterly key operating metrics and consolidated statements of operations data for each of the quarters in the year ended December 31, 2019 and in the nine months ended September 30, 2020. The information for each of these quarters has been prepared on a basis consistent with our consolidated financial statements appearing in the Prospectus and, in our opinion includes all adjustments, consisting only of normal recurring adjustments necessary for the fair presentation of the financial information contained in those statements. The following unaudited consolidated quarterly financial data should be read in conjunction with our consolidated financial statements and the related notes included in the Prospectus. These quarterly results are not necessarily indicative of our operating results for a full year or any future period.

Key Operating Metrics

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Retail vehicles sold	1,571	1,376	1,453	1,614	1,685	1,618	1,518
Number of hubs	8	8	8	8	8	8	8
Average monthly unique visitors	54,294	52,236	62,456	57,151	58,962	59,827	52,978
Vehicles available for sale	1,567	819	1,332	1,061	1,098	1,123	1,004
Average days to sale	54	57	50	55	55	56	62
Retail gross profit per unit	$2,181	$1,858	$1,637	$1,241	$1,275	$1,605	$1,460
Customer acquisition cost per unit	$297	$290	$373	$458	$619	$823	$454
Contribution margin per unit	$1,884	$1,568	$1,265	$783	$657	$782	$1,006
Percentage of unit sales via consignment	63%	60%	50%	46%	46%	42%	39%

Results of Operations

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(unaudited, $ in millions)
Retail vehicle sales	$26.7	$23.7	$21.0	$23.5	$23.5	$22.7	$20.7
Wholesale vehicle sales	2.1	1.7	3.3	2.0	2.1	1.7	2.7
Finance and insurance, net	0.9	0.9	0.9	0.8	0.8	0.8	0.7
Lease income, net	0.1	0.1	0.1	0.1	0.2	0.1	0.1
Total Revenues	29.8	26.4	25.4	26.4	26.5	25.3	24.3
Cost of sales (exclusive of depreciation)	26.2	23.7	22.9	24.4	24.2	22.9	22.3
Gross Profit	3.6	2.7	2.5	2.0	2.3	2.4	2.0
Operating Expenses
Selling, general and administrative	4.1	3.1	4.0	4.7	4.7	5.0	3.9
Depreciation expense	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Management fee expense – related party	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Total Operating Expenses	4.3	3.2	4.1	4.8	4.9	5.2	4.1
Loss from Operations	(0.7)	(0.5)	(1.6)	(2.9)	(2.6)	(2.8)	(2.1)
Interest Expense	(0.1)	(0.1)	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)
Other Income (Expense), net
Change in fair value of warrants liability	(0.0)	0.0	0.0	0.0	0.0	0.0	0.0
Change in fair value of redeemable convertible preferred stock tranche obligation	0.3	0.3	0.3	(1.1)	(0.3)	0.3	(0.4)
Other Income (Expense)	(0.0)	0.0	(0.0)	(0.1)	0.0	(0.3)	0.0
Total Other Income (Expense), net	0.3	0.4	0.3	(1.1)	(0.3)	0.1	(0.4)
Loss Before Income Taxes	(0.5)	(0.2)	(1.5)	(4.1)	(3.0)	(2.9)	(2.6)
Income Tax Expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net Loss	$(0.5)	$(0.2)	$(1.5)	$(4.1)	$(3.0)	$(2.9)	$(2.6)

Qualitative and Quantitative Disclosure about Market Risk

The section of the Prospectus entitled “CarLotz’ Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk” beginning on page 184 is incorporated by reference herein.

Properties

The section of the Prospectus entitled “Information about CarLotz—Facilities” beginning on page 162 is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock immediately following the Merger by:

•	each person who is the beneficial owner of more than 5% of outstanding shares of the Company’s common stock;

•	each person who is a named executive officer or director of the Company; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Company’s common stock is based on 113,615,343 shares issued and outstanding as of the Closing Date.

Unless otherwise stated, the business address for each of the persons listed below is c/o CarLotz., Inc., 611 Bainbridge Street, Suite 100, Richmond, Virginia 23224.

Name of Beneficial Owners	Shares	% total
Five Percent Stockholders
TRP(1)	21,739,678	19.1%
Acamar Partners Sponsor I LLC(2)	13,963,854	11.7%
KAR Auction Services, Inc.(3)	7,154,353	6.3%
Directors and Named Executive Officers
Michael W. Bor(4)	11,585,166	10.1%
John W. Foley II(5)	1,199,563	1.0%
Rebecca C. Polak	—	—
David R. Mitchell(1)	21,739,678	19.1%
Steven G. Carrel(1)	21,739,678	19.1%
Luis Ignacio Solorzano Aizpuru(2)	13,963,854	11.7%
James E. Skinner(6)	—	—
Linda B. Abraham	—	—
Sarah M. Kauss	—	—
Kimberly H. Sheehy	—	—
All Directors and Executive Officers of New CarLotz as a Group (14 Individuals)(7)	50,068,134	40.4%

(1) Does not include 2,287,420 shares that may be issued upon the satisfaction of certain conditions (“Earnout Shares”). TRP Capital Management, LLC (“TRP Capital”) is the general partner of TRP. Each of David R Mitchell, Steven G. Carrel, Michael A. DiRienzo and James A. Hislop have shared voting and investment power over Company securities held by TRP. TRP Capital and each of Messrs. Mitchell, Carrel, DiRienzo and Hislop may be deemed to own all of the outstanding shares of Company common stock held by TRP. Each of TRP Capital and Messrs. Mitchell, Carrel, DiRienzo and Hislop disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The business address of TRP Capital Partners, LP is 380 N. Old Woodward Ave., Suite 205, Birmingham, Michigan 48009.

(2) Includes 3,819,665 shares of the Company’s common stock subject to forfeiture and 6,074,310 shares underlying the warrants that will become exercisable 30 days following the Closing Date. Each of Juan Carlos Torres Carretero, Luis Ignacio Solorzano Aizpuru, Raffaele R. Vitale, Joseba Asier Picaza Ucar and Juan Duarte Hinterholzer is a managing member of the Sponsor. Each such person may thus be deemed to have beneficial ownership of the securities held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein. The business address of the Sponsor is 1450 Brickell Avenue, Suite 2130, Miami, Florida 33131.

(3) Reflects 4,299,911 shares of the Company’s common stock held by Automotive Finance Corporation (“AFC”), a subsidiary of KAR Auction Services, Inc. (“KAR”)(NYSE:KAR), and 2,854,442 shares held by KAR. Does not include 733,922 Earnout Shares, which may be issued upon the satisfaction of certain conditions. The address of AFC and KAR’s principal executive offices is 11299 N. Illinois Street, Carmel, Indiana 46032.

(4) Consists of (a) 8,302,045 shares of the Company’s common stock held by Mr. Bor, (b) 952,593 shares of the Company’s common stock held in trust by Katherine G. Bor, Trustee of the Michael W. Bor 2020 Irrevocable Family Trust dated October 16, 2020, (c) 952,593 shares of the Company’s common stock held in trust by Michael W. Bor, Trustee of the Michael W. Bor 2020 Qualified Grantor Retained Annuity Trust dated October 16, 2020, and (d) 1,377,935 shares of the Company’s common stock underlying vested Company options. Does not include 138,800 shares underlying restricted stock units that vest upon the satisfaction of certain conditions (“Earnout Acquiror RSUs”) and 1,107,469 Earnout Shares, which may be issued upon the satisfaction of certain conditions.

(5) Consists of 1,199,563 Company options that are vested or that vest within 60 days of the Closing Date. Does not include 120,698 shares underlying Earnout Acquiror RSUs.

(6) The person indicated has an indirect pecuniary interest the securities held by the Sponsor through his membership interest in the Sponsor, over which the person does not have voting or dispositive control.

(7) Includes 4,157,371 shares underlying Company options that are vested or that vest within 60 days of the Closing Date and 6,074,310 shares underlying that will become exercisable 30 days following the Closing Date. Does not include 419,477 shares underlying Earnout Acquiror RSUs and 3,394,889 Earnout Shares, which may be issued upon the satisfaction of certain conditions.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after and in connection with the consummation of the Merger is set forth in the sections of the Prospectus entitled “Management After the Merger—Information about Directors Expected to be Appointed to the New CarLotz Board Upon the Closing of the Merger” beginning on page 213, “—Composition of the New CarLotz Board of Directors After the Merger” beginning on page 216 and “Board Committees” beginning on page 216.

Executive Compensation

The information set forth in Exhibit 99.2 hereto is incorporated by reference herein.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Prospectus in the sections entitled “Management After the Merger—Director Compensation” beginning on page 219 and “The Merger—Interests of CarLotz’ Directors and Executive Officers in the Merger” beginning on page 105, which information is incorporated by reference herein.

Compensation Committee Interlocks

The section of the Prospectus entitled “Management After the Merger—Compensation Committee Interlocks and Insider Participation” beginning on page 217 is incorporated by reference herein.

Certain Relationships and Related Transactions, and Director Independence

The sections of the Prospectus entitled “Certain Relationships and Related Transactions” beginning on page 236 and “Management After the Merger—Director Independence” beginning on page 215 are incorporated by reference herein.

Legal Proceedings

The section of the Prospectus entitled “Information about CarLotz —Legal Proceedings” beginning on page 163 is incorporated by reference herein.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the section of the Prospectus entitled “Market Price Information” beginning on page 26, which is incorporated by reference herein.

Acamar Partners’ Class A common stock, warrants and units (consisting of one share of Class A common stock and one-third of a warrant) were historically quoted on The Nasdaq Capital Market under the symbols “ACAM,” “ACAMW” and “ACAMU,” respectively. At the Effective Time, the units automatically separated into the component securities and, as a result, no longer trade as a separate security. On January 22, 2021, the Company’s common stock and warrants began trading on The Nasdaq Global Market under the symbols “LOTZ” and “LOTZW”, respectively subject to ongoing review of the Company’s satisfaction of all listing criteria following the Merger.

As of the Closing Date, the Company had 113,615,343 shares of common stock issued and outstanding held of record by 80 holders and 16,260,084 warrants, each exercisable for one share of the Company’s common stock at a price of $11.50 per share, held of record by two holders.

Recent Sales of Unregistered Securities

The information set forth in this Current Report on Form 8-K under “—PIPE Investment” with respect to the issuance of the PIPE Shares pursuant to the PIPE Investment is incorporated by reference herein. The PIPE Shares were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Subscribers are accredited investors for purposes of Rule 501 of Regulation D.

On November 15, 2018, the Sponsor purchased an aggregate of 8,625,000 shares (the “Founder Shares”) of Acamar Partners Class B common stock for an aggregate purchase price of $25,000 at an average purchase price of approximately $0.003 per share (up to 1,125,000 of which were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ option to purchase additional Acamar Partners units was exercised. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of Acamar Partners’ outstanding shares of common stock upon completion of Acamar Partners’ initial public offering. On April 9, 2019, as a result of the underwriters’ election to partially exercise their option to purchase additional units, 985,670 Founder Shares were forfeited and 139,330 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 7,639,330 Founder Shares that were issued and outstanding. The Founder Shares automatically converted into shares of the Company’s common stock upon the consummation of the Merger. The Founder Shares were issued in connection with Acamar Partners’ organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

On February 21, 2019, the Sponsor entered into a purchase agreement with Acamar Partners to purchase from Acamar Partners an aggregate of 6,000,000 warrants (the “Private Placement Warrants”) (or 6,600,000 Private Placement Warrants if the underwriters’ option to purchase additional Acamar Partners units in Acamar Partners’ IPO was exercised in full) at $1.50 per warrant (for an aggregate purchase price of $9,000,000 or $9,900,000 of the underwriters’ option to purchase additional shares was exercised in full) in a private placement that closed simultaneously with Acamar Partners’ IPO. Each Private Placement Warrant is exercisable to purchase one whole share of the Company’s common stock at $11.50 per share, subject to adjustment as provided in the warrant agreement attached as Exhibit 4.1 hereto and incorporated by reference herein. On February 26, 2019, the Sponsor purchased 6,000,000 Private Placement Warrants for $9,000,000. On April 9, 2019, in connection with the underwriters’ of the Acamar Partners’ IPO election to partially exercise their option to purchase additional Acamar Partners units, the Sponsor purchased an additional 74,310 Private Purchase Warrants for $111,465. The Private Placement Warrants were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Description of the Company’s Securities

The section of the Prospectus entitled “Description of New CarLotz Capital Stock” beginning on page 224 is incorporated herein by reference.

The Company’s authorized capitalization consists of 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the Closing Date, there were 113,615,343 shares of the Company’s common stock issued and outstanding, warrants to purchase 16,260,084 shares of the Company’s common stock and 5,532,880 options to purchase shares of the Company’s common stock.

Indemnification of Directors and Officers

The sections of the Prospectus entitled “The Merger Agreement—Directors’ and Officers’ Insurance” beginning on page 123, “Information About CarLotz—Insurance,” beginning on page 162 and “Description of New CarLotz Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 229 and the information set forth in this Current Report on Form 8-K under “Item 1.01. Indemnification Agreements” are incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information with respect to the PIPE Investment set forth in this Current Report on Form 8-K under “Item 2.01. Recent Sales of Unregistered Securities” is incorporated in this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) with the Secretary of State of the State of Delaware. The Second Amended and Restated Certificate amended Acamar Partners’ Amended and Restated Certificate of Incorporation to: (i) increase the number of shares of authorized common stock; (ii) create an additional class of directors so that there will be three classes of directors with staggered terms of office and make related changes; (iii) provide that subject to the rights granted to certain stockholders pursuant to the Stockholders Agreement, directors may be removed from office only for cause and only by the affirmative vote of holders of at least 66⅔% of the outstanding shares entitled to vote thereon; (iv) provide that an affirmative vote by the holders of at least 66⅔% of the total voting power of the outstanding shares entitled to vote thereon is required to amend, alter, change or repeal or adopt most charter provisions; (v) provide that an affirmative vote by the holders of at least 66⅔% of the total voting power of the outstanding shares entitled to vote is required to amend, alter, change or repeal the bylaws; (vi) provide that certain transactions are not “corporate opportunities” and that the stockholders party to the Stockholders Agreement and their affiliates are not subject to the doctrine of corporate opportunity; and (vii) provide for additional changes, primarily removing provisions applicable only to special purpose acquisition companies. Also on the Closing Date, the Company filed an amendment (the “Amendment”) to the Second Amended and Restated Certificate to change the name of the Company from “Acamar Partners Acquisition Corp.” to “CarLotz, Inc.” Each of the foregoing changes is described in greater detail in the Prospectus in the section entitled “Proposals No. 2 through No. 9—The Charter Proposals,” which is incorporated by reference herein.

On the Closing Date, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”).

The description of the Second Amended and Restated Certificate and the Amendment and the general effect of the Second Amended and Restated Certificate, the Amendment and the Amended and Restated Bylaws upon the rights of holders of the Company’s capital stock are included in the Prospectus under the sections entitled “Comparison of Stockholder Rights” beginning on page 220 and “Description of New CarLotz Capital Stock” beginning on page 224.

The foregoing descriptions of the Second Amended and Restated Certificate, the Amendment and the Amended and Restated Bylaws are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Second Amended and Restated Certificate, the Amendment and the Amended and Restated Bylaws are attached as Exhibits 3.1, 3.2 and 3.3 hereto, respectively, and each is incorporated by reference herein.

Item 5.01.	Changes in Control of the Registrant.

The disclosure set forth in this Current Report on Form 8-K under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” is incorporated in this Item 5.01 by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in this Current Report on Form 8-K under “Item 2.01. Directors and Executive Officers,” “Item 2.01. Executive Compensation,” “Item 2.01. Director Compensation” and “Item 2.01. Certain Relationships and Related Transactions, and Director Independence” is incorporated in this Item 5.02 by reference. In addition, the information set forth in Exhibit 99.2 hereto is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in this Current Report on Form 8-K under “Item 3.03. Material Modification to Rights of Security Holders” is incorporated by reference herein.

Pursuant to the Amended and Restated Bylaws, stockholder proposals, including director nominations, for the Company’s 2021 annual meeting must be received at the Company’s principal executive offices by not earlier than the opening of business 120 days before the 2021 annual meeting, and not later than the close of business on the later of (x) 90 days prior to the 2021 annual meeting and (y) the tenth day following the day on which public announcement of the date of the 2021 annual meeting is first made, and must otherwise comply with applicable SEC rules and the advance notice provisions of the Amended and Restated Bylaws, to be considered for inclusion in the Company’s proxy materials relating to its 2021 annual meeting. Highly detailed disclosure is required, including disclosure of derivatives, options, short positions, and the requirement that the stockholder nominee and nominator submit a questionnaire with the nomination and make various representations, agreements and warranties to the Company.

Item 5.06.	Change in Shell Company Status.

As a result of the Merger, which fulfilled the definition of an initial business combination as required by Acamar Partners’ amended and restated certificate of incorporation, Acamar Partners ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the Merger are described in the section of the Prospectus entitled “The Merger Agreement” beginning on page 112, which is incorporated by reference herein.

Item 8.01	Other Events.

As previously announced on January 6, 2021, Nasdaq’s Listing Qualifications Department notified the Company that it was not in compliance with Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”). On January 22, 2021, Nasdaq notified the Company that, as result of the Special Meeting at which the Company’s stockholders approved the Merger and elected directors of the Company, the Company had regained compliance with the Annual Meeting Rule and that the matter was now closed.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of CarLotz for the years ended December 31, 2019, 2018 and 2017 included in the Prospectus beginning on page F-2 are incorporated herein by reference.

The unaudited condensed consolidated financial statements of CarLotz for the nine months ended September 30, 2020 and 2019 included in the Prospectus beginning on page F-32 are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma combined financial information of the Company as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

		Incorporated by reference				Filed or
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date	furnished herewith
2.1	Agreement and Plan of Merger, dated as of October 21, 2020, by and among Acamar Partners Acquisition Corp., Acamar Partners Sub, Inc. and CarLotz, Inc.	8-K	001-38818	2.1	10/22/2020
2.1.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 16, 2020, by and among Acamar Partners Acquisition Corp., Acamar Partners Sub, Inc. and CarLotz, Inc.	8-K	001-38818	2.1	12/16/2020
3.1	Second Amended and Restated Certificate of Incorporation of the Company					X
3.1.1	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Company					X
3.2	Amended and Restated Bylaws of the Company					X
4.1	Warrant Agreement, dated February 21, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent	8-K	001-38818	4.1	2/26/2019
4.2	Specimen Common Stock Certificate of the Company	S-4/A	333-249723	4.5	12/16/2020
4.3	Specimen Warrant Certificate of the Company	S-4/A	333-249723	4.6	12/16/2020
10.1	Registration Rights and Lock-Up Agreement among the Company and the holders party thereto					X
10.2	Form of Subscription Agreement	8-K	001-38818	10.3	10/22/2020
10.3	Stockholders Agreement, dated as of January 21, 2020, by and among TRP Capital Partners, LP, Acamar Partners Sponsor I LLC, Michael W. Bor and the Company					X
10.4+	Amended and Restated Executive Employment Agreement, dated September 18, 2017, between CarLotz, Inc. and Michael W. Bor	S-4/A	333-249723	10.29	12/16/2020
10.5+	Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Michael W. Bor	S-4/A	333-249723	10.15	12/16/2020
10.6+	Letter Agreement, dated October 16, 2017, between CarLotz, Inc. and John W. Foley II	S-4/A	333-249723	10.30	12/16/2020
10.7+	Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and John W. Foley II	S-4/A	333-249723	10.16	12/16/2020
10.8+	Letter Agreement, dated January 1, 2015, between CarLotz, Inc. and Daniel A. Valerian	S-4/A	333-249723	10.31	12/16/2020
10.9+	Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Daniel A. Valerian	S-4/A	333-249723	10.17	12/16/2020
10.10+	Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Rebecca C. Polak	S-4/A	333-249723	10.22	12/16/2020
10.11+	Employment Agreement, dated as of December 11, 2020, between CarLotz, Inc. and Thomas W. Stoltz	S-4/A	333-249723	10.23	12/16/2020
10.12+	2020 Incentive Award Plan of the Company					X
10.13+	Form of 2020 Incentive Award Plan RSU Award Agreement	S-4/A	333-249723	10.18	12/16/2020

10.14+	Form of 2020 Incentive Award Plan Option Award Agreement	S-4/A	333-249723	10.19	12/16/2020
10.15+	Form of Indemnification Agreement by and between the Company and its directors and officers					X
10.16	Demand Promissory Note and Security Agreement, dated January 22, 2016, between CarLotz, Inc. and Automotive Finance Corporation	S-4/A	333-249723	10.21	12/16/2020
10.16.1	Amendment to Demand Promissory Note and Security Agreement, dated January 25, 2019, between CarLotz, Inc. and Automotive Finance Corporation	S-4/A	333-249723	10.21.1	12/16/2020
10.17	Non-Employee Director Compensation Policy					X
10.18+	CarLotz, Inc. 2011 Stock Incentive Plan	S-4/A	333-249723	10.25	12/16/2020
10.18.1+	First Amendment to CarLotz, Inc. 2011 Stock Incentive Plan	S-4/A	333-249723	10.25.1	12/16/2020
10.19	CarLotz, Inc. 2017 Stock Incentive Plan	S-4/A	333-249723	10.26	12/16/2020
10.20	Form of 2011 CarLotz Stock Incentive Plan Agreement	S-4/A	333-249723	10.27	12/16/2020
10.21	Form of 2017 CarLotz Stock Option Agreement	S-4/A	333-249723	10.28	12/16/2020
21.1	List of Subsidiaries					X
99.1	Unaudited pro forma combined financial information of the Company as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019					X
99.2	Executive Compensation					X

+            Indicates a management contract or compensatory plan, contract or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLOTZ, INC.

Dated: January 27, 2021	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel